EXHIBIT 4.10

                  FORM OF SERIES B CAPITAL SECURITY CERTIFICATE

                           [FORM OF FACE OF SECURITY]

         THIS SERIES B CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS SERIES B CAPITAL SECURITY IS EXCHANGEABLE FOR SERIES B CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS SERIES B CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS SERIES B CAPITAL SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS SERIES B CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES B CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE SERIES B CAPITAL SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 SERIES B CAPITAL SECURITIES). ANY ATTEMPTED TRANSFER OF SERIES B CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SERIES B CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON SUCH SERIES B CAPITAL SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SERIES B CAPITAL SECURITIES.



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



Certificate Number                                 Aggregate Liquidation Amount:
   -----------                                         ----------------


                             CUSIP NO._____________

               Certificate Evidencing Series B Capital Securities
                                       of
                            Webster Capital Trust II

                         Series B 10% Capital Securities
                (liquidation amount $1,000 per Capital Security)

         Webster Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ______________ (the "Holder") is the registered owner of [$_________ in aggregate liquidation amount of Capital Securities of the Trust]1 [the aggregate liquidation amount of Capital Securities of the Trust specified in Schedule A hereto]2 representing undivided beneficial interests in the assets of the Trust designated the Series B 10% Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of April 1, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee, the Common Securities Guarantee (as may be appropriate), and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

         Upon  receipt  of  this  certificate,   the  Holder  is  bound  by  the
Declaration and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein.



----------------------
1    Insert in Definitive Capital Securities only.

2    Insert in Global Capital Securities only.



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

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.
















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



         IN WITNESS WHEREOF, the Trust has executed this certificate this _____ day of __________, 1998.

                                           WEBSTER CAPITAL TRUST II


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:   Administrative Trustee


                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This   is  one  of  the   Capital   Securities   referred   to  in  the
withinmentioned Declaration.

Dated:                    1998
        ------------ ---,
                                              WILMINGTON TRUST COMPANY,


                                              not in its individual capacity but
                                              solely as Property Trustee

                                              By:
                                                 -------------------------------
                                                 Authorized Signatory








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



                          [FORM OF REVERSE OF SECURITY]

         Distributions payable on each Capital Security will be fixed at a rate per annum of 10% (the "Coupon Rate") of the liquidation amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semiannual period will bear interest thereon compounded semiannually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Debenture Issuer will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Debentures. The term "Distributions", as used herein, includes such cash distributions and any such interest and such Liquidated Damages payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

         Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from April 1, 1997 and will be payable semiannually in arrears, on April 1 and October 1 of each year, commencing on April 1, 1999, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semiannual periods, including the first such semiannual period during such extension period (each an "Extension Period"), provided, that no Extension Period shall end on a date other than an Interest Payment Date for the
Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, semiannual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate
compounded   semiannually  during  any  such  Extension



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




Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 10 consecutive semiannual periods, including the first semiannual period during such Extension Period, end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

         Subject to receipt by the Sponsor of any required regulatory approvals and to certain other conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time liquidate the Trust and cause the Debentures to be distributed to the holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

         The  Capital   Securities  shall  be  redeemable  as  provided  in  the
Declaration.

















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



                              ---------------------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
---------------------------------
       (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
---------------------------------
       (Insert address and zip code of assignee)



and irrevocably appoints

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
------------------------------------------------------------agent  to  transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:
      -----------------------
Signature:
           ------------------
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

Signature Guarantee:                                   3
                     --------------------------------- -




--------------------------
3 Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.




                                      A2-7